Exhibit 23.1


CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS



Guaranty Financial Corporation
Charlottesville, VA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 30, 1998, relating to the consolidated financial statements of Guaranty Financial Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Accountants" in the Prospectus.



                                              /s/ BDO Seidman, LLP

                                              BDO SEIDMAN, LLP


Richmond, Virginia
April 2, 1998